Exhibit 10.2

EXECUTION VERSION

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is hereby entered into on February 27, 2018, between Gastar Exploration Inc. (the “Company”) and Jerry R. Schuyler (“Executive”).  This Agreement shall be effective as of the date of execution by the parties (the “Effective Date”).

1.Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and concluding as set forth in Section 4 hereof (the “Employment Period”).

2.Position and Duties.

(a)During the term of Executive’s employment with the Company under this Agreement, Executive will serve as the Chief Executive Officer of the Company and Executive will report directly to the Board of Directors of the Company (the “Board”).  During Executive’s term of employment with the Company, Executive will continue to serve as the Chairman of the Board.

(b)Executive shall have such responsibilities, duties and authorities, and will render such services for the Company and its subsidiaries or affiliates as the Board may reasonably request from time to time.  During Executive’s period of employment, Executive will devote substantially all of Executive’s business time, energy and efforts to Executive’s obligations hereunder and to the affairs of the Company; provided that the foregoing shall not prevent Executive from (i) participating in charitable, civic, educational, professional, community or industry affairs or serving on the board of up to two for-profit companies, and (ii) managing Executive’s passive personal investments, in each case, so long as such activities, individually or in the aggregate, do not materially interfere with Executive’s duties hereunder or create a potential business conflict.

3.Compensation and Benefits.

(a)Base Salary.  During the Employment Period, Executive’s base salary shall be $413,916 per annum, payable by the Company in regular installments in accordance with the Company’s general payroll practices, less taxes and other applicable withholdings, and subject to review and adjustment from time to time by the Board or the Compensation Committee thereof (the “Committee”), in either case, in its discretion (as modified from time to time, the “Base Salary”).

(b)Annual Bonus.  During the Employment Term, the Executive shall be eligible to receive an annual discretionary incentive payment (the “Annual Bonus”) based on a target bonus opportunity of no less than 100% of the Executive’s Base Salary, and may be adjusted from time to time by the Board in its sole discretion, with the actual Annual Bonus amount calculated based upon the attainment of one or more performance-based objectives established by the Board or the Committee in its sole discretion.  The Annual Bonus shall be subject to the terms and conditions of the annual bonus plan adopted by the Board, under which bonuses are generally payable to senior executives of the Company.  Except as otherwise set forth in Section 4(b) below, the Annual Bonus shall be paid to the Executive at the same time as annual bonuses are generally payable to other senior executives of the Company, but in all events no later than March 15th of the year following the year in which the Annual Bonus is earned.  The Annual Bonus for the 2018 calendar year shall be pro-rated based on the number of days the Executive is employed by the Company from the Effective Date through December 31, 2018.

(c)Equity Awards.  During the Employment Term, the Executive shall be eligible to receive grants of equity-based awards as determined by the Committee and the Board in their sole discretion.

(d)Employee Benefits. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company’s benefit programs for which employees of the Company are generally eligible, subject to the eligibility and participation requirements thereof; provided, however that Executive shall not participate in any severance plan or policy maintained by the Company for the benefit of senior executives.

(e)Housing and Travel.  Within a reasonable period of time following the Effective Date, the Executive shall rent a residence within a reasonable commuting distance to the Company’s headquarters.  The Company shall pay or reimburse the Executive for reasonable monthly rental costs and any applicable brokerage fees involved with renting Executive’s residence.  All amounts payable under this Section 3(d) shall be paid or reimbursed only during the Employment Term and subject to the Executive’s presentment to the Company of appropriate documentation and shall be subject to the limitations and procedures set forth in the Company’s relocation program as in effect from time to time.

(f)Expenses.  During the Employment Period, the Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.  In addition, the Company shall pay or reimburse the Executive for reasonable transportation costs incurred in travel between Executive’s homes in Montana and Austin, TX and the Company’s headquarters, including but not limited to airfare consistent with Company policy.

4.Termination.

(a)The Employment Period shall terminate (i) upon 60 days’ advance written notice of Executive’s voluntary resignation, (ii) immediately upon Executive’s death or disability, (iii) immediately upon a termination by the Company for cause, (iv) upon 60 days’ advance written notice by the Company without cause, or (v) immediately upon the the effective date of the Company’s appointment of a permanent Chief Executive Officer.

(b)If the Employment Period is terminated for any reason, Executive shall only be entitled to receive his (i) Base Salary through the date of termination, (ii) payment of a pro-rata portion of the Annual Bonus for the year in which the end of the Employment Period occurs, with such proration based on the number of days the Executive is employed by the Company from the first day of the applicable performance period through the end of the Employment Period, which will be paid at such time as annual bonuses are paid to executives of the Company based on actual performance of any applicable performance conditions, (iii) reimbursement of any previously unreimbursed expenses in accordance with Sections 3(e) and (f) hereof, (iv) any accrued and vested amounts owed to Executive pursuant to any employee benefits plans maintained by the Company, and (v) subject to Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will cover the full cost of such COBRA continuation coverage for the Executive and the Executive’s eligible dependents until the shorter of (x) the date on which both Executive and Executive’s spouse reach the age of 65 and (y) eighteen (18) months following the conclusion of the Employment Period (such amounts, the “Termination Benefits”).

(c)The Company and its subsidiaries and affiliates shall have no further obligations hereunder or otherwise with respect to Executive’s employment from and after the date of termination of employment with the Company (the “Termination Date”), and the Company and its subsidiaries and affiliates shall continue to have all other rights available hereunder (including without limitation, all rights hereunder at law or in equity).

5.Confidentiality.  During the course of the Executive’s employment with the Company, the Executive will have access to Confidential Information.  For purposes of this Agreement, “Confidential Information” means all data, information, ideas, concepts, discoveries, trade secrets, inventions (whether or not patentable or reduced to practice), innovations, improvements, know-how, developments, techniques, methods, processes, treatments, drawings, sketches, specifications, designs, plans, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company or any of its affiliates, including, without limitation, any such information relating to or concerning finances, sales, marketing, advertising, transition, promotions, pricing, personnel, customers, suppliers, vendors, raw partners and/or competitors.  The Executive agrees that the Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Executive’s assigned duties and for the benefit of the Company, either during the period of the Executive’s employment or at any time thereafter, any Confidential Information or other confidential or proprietary information received from third parties subject to a duty on the Company’s and its subsidiaries’ and affiliates’ part to maintain the confidentiality of such information, and to use such information only for certain limited purposes, in each case, which shall have been obtained by the Executive during the Executive’s employment by the Company (or any predecessor).  The foregoing shall not apply to information that (a) was known to the public prior to its disclosure to the Executive; (b) becomes generally known to the public subsequent to disclosure to the

Executive through no wrongful act of the Executive or any representative of the Executive; or (c) the Executive is required to disclose by applicable law, regulation or legal process (provided that the Executive provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information).

6.Nonsolicitation.  For a period of twelve (12) months following the Termination Date, the Executive agrees that the Executive shall not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid or induce any employee of the Company or any of its subsidiaries or affiliates to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying or soliciting any such employee.  An employee shall be deemed covered by this Section 6 while so employed or retained and for a period of six (6) months thereafter.

7.Notices. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, and addressed to Executive at his last known address on the books of the Company or, in the case of the Company, to it at its principal place of business, attention of the Board (with a copy to the General Counsel of the Company), or to such other address as either party may specify by notice to the other actually received.

8.Complete Agreement. This Agreement embodies the complete agreement and understanding among Executive and the Company and its subsidiaries and, as of the Effective Date, shall supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

9.No Assignment. This Agreement is personal to each of the parties hereto, and no party may assign or delegate any right or obligation hereunder without first obtaining the written consent of the other party hereto.

10.Counterparts; Delivery by Facsimile or PDF. This Agreement may be executed in separate counterparts (including by facsimile or PDF signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or PDF, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

11.Withholding Taxes. The Company may withhold from any and all amounts payable to Executive hereunder such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

12.Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the state of Texas without giving effect to provisions thereof regarding conflict of laws.

13.Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND EXECUTIVE FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH THEIR RESPECTIVE LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.Amendment and Waiver. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

15.Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement will be interpreted to be in compliance therewith.  To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification will be made in good faith and will, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Executive and the Company of the applicable provision without violating the provisions of Code Section 409A.  To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (a) all expenses or other reimbursements hereunder will be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (b) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanges for another benefit, and (c) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any table year will in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

GASTAR EXPLORATION INC.

By:  /s/ Michael A. Gerlich

Name: Michael A. Gerlich

Title: SVP & CFO

Date: February 27, 2018

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

Accepted and Agreed:

/s/ Jerry R. Schuyler

Name: Jerry R. Schuyler

Date: February 27, 2018

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